                         AGREEMENT AND POWER OF ATTORNEY
                         -------------------------------


     WHEREAS, the undersigned are beneficial owners, as determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, of certain shares of Class B Stock of Harcourt General, Inc. ("Class B Stock"), that are covered by the Smith-Lurie/Marks Family Stockholders' Agreement dated as of December 29, 1986, as amended (the "Stockholders' Agreement").

     WHEREAS, pursuant to the terms of the Stockholders' Agreement, certain individuals, trustees and corporations, including the undersigned (collectively, the "Smith Family Group"), have agreed to act together for certain purposes, including acquiring, holding and disposing of Class B Stock.

     NOW, THEREFORE, the undersigned agree that:

     1. A joint statement containing the information required by Schedule 13D shall be filed with the Securities and Exchange Commission on behalf of each of the members of the Smith Family Group.

     2. The undersigned hereby severally constitute and appoint Richard A. Smith, Nancy L. Marks, and Mark D. Balk and each of them singly, our true and lawful attorneys, with full power to them, and each of them, to sign for us in our names the Schedule 13D relating to the shares of Class B Stock covered by the Stockholders' Agreement and any other shares required to be reported on such
Schedule 13D, and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission, hereby ratifying and



                                       -1-
                               Page 28 of 93 pages
confirming our signatures as they may be signed by our said attorneys to said
Schedule 13D and any and all amendments thereto.



                                         -------------------------------
                                         John G. Berylson



                                         -------------------------------
                                         Brian J. Knez



                                         -------------------------------
                                         Dana A. Weiss



                                         -------------------------------
                                         Darline M. Lewis




                                       -2-
                               Page 29 of 93 pages